AQUA METALS, INC.

Director Resignation Policy

Adopted by the Board of Directors on September 21, 2018

In accordance with Delaware law (including the provisions of Section 216 of the General Corporation Law of the State of Delaware, as amended) and the Company’s certificate of incorporation and bylaws as currently in effect, directors of the Company are elected by a plurality vote, meaning that the directors receiving the highest number of votes cast “for” their election are elected to serve as directors, irrespective of the number of “withhold authority” votes or “against” votes received in respect of his or her election.

To address the situation in which a nominee for the Board is elected to the Board in an uncontested election despite receiving more votes “withheld” from or “against” his or her election than votes “for” his or her election (a “Majority Withheld Vote”), the Board, upon the unanimous recommendation of the Nominating and Corporate Governance Committee (“Nominating Committee), has adopted the following policy that is applicable solely in the context of uncontested elections. For purposes of the policy, an “uncontested election” is any election of Company directors in respect of which the number of director- nominees for election is less than or equal to the number of directors to be elected.

By accepting a nomination for election and agreeing to serve as a director of the Company in any uncontested election of Company directors, each nominee agrees that if he or she receives a Majority Withheld Vote in any such election, such director promptly shall tender to the Board an offer of his or her resignation as a Company director following certification of the stockholder vote by the inspector(s) of election at the meeting for such uncontested election. Any director who offers his or her resignation pursuant to this policy will not participate in any discussions, deliberations or actions by either the Nominating Committee or the full Board with respect to his or her own resignation offer, but will otherwise continue to serve as a director unless and until such resignation is accepted and effective.

The Nominating Committee will duly consider and recommend to the full Board whether to accept or reject the resignation offer received from each director who received a Majority Withhold Vote. Following the recommendation of the Nominating Committee, the independent members of the Board will make a determination of the action to take with respect to the offer of resignation, not later than the 90th day immediately succeeding the date of the written certification of the shareholder vote by said inspector(s) of election. The Nominating Committee and the Board will evaluate any such tendered offer of resignation, in accordance with their fiduciary duties to, and in furtherance of the best interests of, the Company and its stockholders. The Board may accept or reject the offer of resignation, or it may decide to pursue additional actions, including, without limitation, the following:

●	allow the director to remain on the Board and continue to serve but not be nominated for re-election to the Board at the next election of directors;

●	defer the acceptance of the resignation until the director vacancy the resignation will create can be filled by the Board with a replacement/successor -director meeting all the necessary qualifications and criteria for Company directors and/or satisfying other legal and regulatory requirements with respect to the composition of the Board (for purposes of illustration, such as “independence” requirements established by Securities and Exchange Commission regulations or securities exchange listing requirements); or

●	defer the acceptance of the resignation if it is determined that the underlying cause of the Majority Withheld Vote can be cured by the director or otherwise within a specified period of time (for purposes of illustration, if the Majority Withhold Vote was due to the relevant director receiving such vote serving on the board of directors of another entity, by resigning from such other board).

The Board’s decision will be disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission within four business days after the decision. If the Board has decided to reject the tendered resignation, or to pursue any additional action other than accepting the tendered resignation (as described above or otherwise), then the Current Report on Form 8-K will fully disclose the Board’s reasons for doing so.